UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

SFBC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16119 (Commission File No.)	59-2407464 (IRS Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(305) 895-0304

 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As a result of discussions between representatives of the Company and Institutional Shareholder Services (“ISS”), we have instituted the following policies:

1.

We have amended our 1999 Stock Plan (the “Plan”) to prohibit us from re-pricing any stock rights or making any adjustments to options or stock appreciation rights granted under the Plan which would reduce or have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the Plan without stockholder approval.

2.

We established a policy limiting our future average annual “burn rate” with respect to equity awards under the Plan to no more than 3.24% of our shares outstanding. The burn rate will be calculated by dividing the number of options, restricted stock, restricted stock units and stock-settled stock appreciation rights granted under the Plan during each fiscal year by the number of basic shares outstanding at the end of the fiscal year. Stock appreciation rights or phantom stock settled in cash will not be included in the calculation of burn rate. For the purposes of the calculation, one full value share equals two option shares.

We believe these changes more closely aligns the Company with the interests of our stockholders by limiting the dilutive effect of granting stock rights, and by assuring our stockholders that the performance aspect inherent in grants of options and stock appreciation rights will not be compromised by reducing their exercise prices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC INTERNATIONAL, INC.

By:	/s/ ARNOLD HANTMAN
Chief Executive Officer

Date: June 8, 2005

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